EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of A.D.A.M., Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert S. Cramer, Jr., Chairman and Chief Executive Officer of the Company, and Kevin S. Noland, Chief Operating Officer (acting as principal financial and accounting officer) of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

By:
/s/ Robert S. Cramer, Jr.
Robert S. Cramer, Jr.
Chariman and Chief Executive Officer
November 14, 2002

/s/ Kevin S. Noland
Kevin S. Noland
Chief Operating Officer
(acting principal financial and accounting officer)
November 14, 2002

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